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                                                                     EXHIBIT 3.5
                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                 BE FREE, INC.


     Be Free, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written action of the Board of Directors of the Corporation, dated October 5, 1999, the Board of Directors duly adopted resolutions pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, as amended, implementing a 1-for-2 reverse split of its Common Stock, $0.01 par value, and declaring such amendment to be advisable. The stockholders of the Corporation duly approved by written consent said proposed amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     The resolution setting forth the amendment is as follows:

RESOLVED: That upon the effective date of the filing of the Certificate of -------- Amendment to the Restated Certificate of Incorporation (the
          "Effective Date") each two (2) shares of Common Stock , $0.01 par value per share, outstanding, or held in treasury, on the Effective Date shall be reclassified and changed into one (1) share of Common Stock, $0.01 par value per share, so that, on and after the Effective Date, each two (2) shares of Common Stock, $0.01 par value per share, outstanding and held of record by each stockholder of the Company, or held in treasury, immediately prior to the Effective Date shall represent one (1) share of Common Stock, $0.01 par value per share, upon the Effective Date.

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     IN WITNESS WHEREOF the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 6th day of October, 1999.

                                    BE FREE, INC.


                                    By:
                                       --------------------------
                                       Gordon B. Hoffstein
                                       Chief Executive Officer

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